Ultra Short Fund                                                        Fund
                                                                        ----

CSFB 2003- TFL2 F                                                   Security
                                                                    --------

EIMCO                                                                Advisor

10/23/2003                                                       Transaction

                                                                            Date

$6,000,000                                                              Cost
                                                                        ----

0.61%                                                      Offering Purchase

Credit Suisse First Boston LLC                                        Broker
                                                                      ------

Wachovia Capital Markets, LLC                                   Underwriting
                                                                ------------
Credit Suisse First Boston LLC                                     Syndicate
                                                                   ---------
                                                                         Members

Ultra Short Fund

CSFB 2003- TFL2 F

EIMCO

10/23/2003

$6,000,000

0.61%

Credit Suisse First Boston LLC

Wachovia Capital Markets, LLC
Credit Suisse First Boston LLC